UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:	June 12, 2012
(Date of earliest event reported)

A. M. CASTLE & CO.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Kensington Road, Suite 220 Oak Brook, Illinois 60523
(Address of principal executive offices)

Registrant's telephone number including area code: (847) 455-7111

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 8.01      Other Events.

On June 12, 2012, A. M. Castle & Co. (the “Company”) issued a press release to announce that it has commenced an offer to exchange $225,000,000 principal amount of 12.75% Senior Secured Notes due 2016, which are registered under the Securities Act of 1933 (the “new notes”), for $225,000,000 principal amount of outstanding 12.75% Senior Secured Notes due 2016, which have not been registered under the Securities Act of 1933 (the “old notes”).

The terms of the new notes to be issued are identical in all material respects to the old notes, except that the new notes will have been registered under the Securities Act of 1933, will not have any of the transfer restrictions, registration rights and additional interest provisions relating to the old notes and will bear a different CUSIP number from the old notes.  The Company will not receive any proceeds from the exchange offer.

The exchange offer is being conducted upon the terms and subject to the conditions set forth in the prospectus dated June 12, 2012, and the related letter of transmittal.  The exchange offer will be open for acceptance until 11:59 p.m., Eastern time, on Tuesday, July 10, 2012, unless extended.  Persons with questions regarding the exchange offer should contact the exchange agent, U.S. Bank National Association, toll-free at (800) 934-6802.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
99.1	Press Release of A. M. Castle & Co. dated June 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. CASTLE & CO.

June 12, 2012	By:	/s/ Robert J. Perna
Robert J. Perna
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description	Page Number

99.1	Press Release of A. M. Castle & Co. dated June 12, 2012.	EX-1-